As filed with the Securities and Exchange Commission on May 31, 2007

                                                     Registration No. 333-127923

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              BIGSTRING CORPORATION
                 (Name of small business issuer in its charter)

        Delaware                      7389                        20-0297832
(State or jurisdiction    (Primary Standard Industrial        (I.R.S. Employer
  of incorporation or      Classification Code Number)       Identification No.)
     organization)

                                 3 Harding Road
                                     Suite E
                           Red Bank, New Jersey 07701
                                 (732) 741-2840
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)

                                 Darin M. Myman
                                 3 Harding Road
                                     Suite E
                           Red Bank, New Jersey 07701
                                 (732) 741-2840

            (Name, including zip code, address and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                              Paul T. Colella, Esq.
                        Giordano, Halleran & Ciesla, P.C.
                        125 Half Mile Road, P.O. Box 190
                          Middletown, New Jersey 07748
                                 (732) 741-3900

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         Approximate date of commencement of proposed sale to the public: Not
Applicable.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         This Post-Effective Amendment No. 1 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

                      DEREGISTRATION OF UNISSUED SECURITIES

         We originally registered 15,212,670 shares of our common stock pursuant to the Registration Statement on Form SB-2 (File No. 333-127923), filed with the Securities and Exchange Commission on August 29, 2005, as amended on October 21, 2005, December 8, 2005, December 29, 2005 and January 12, 2006, and subsequently declared effective by the Securities and Exchange Commission on January 23, 2006. The shares were registered to permit resales of such shares by certain Selling Stockholders named in the Registration Statement. Our obligation to maintain the effectiveness of the Registration Statement for the unsold shares of common stock has terminated.

         Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2, we are seeking to deregister those shares of common stock that were registered pursuant to the Registration Statement and remain unsold thereunder. Therefore, in accordance with our undertaking contained in
Part II of the Registration Statement, we hereby respectfully request that the Securities and Exchange Commission remove from registration those shares of common stock that were registered pursuant to the Registration Statement and remain unsold thereunder. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the Borough of Red Bank, State of New Jersey, on May 30, 2007.

                                        BIGSTRING CORPORATION


                                  By:     /s/ Darin M. Myman
                                        -------------------------------------
                                 Name:  Darin M. Myman
                                Title:  President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement was signed by the following persons in the capacities and on the dates stated.


        Signatures                         Title                       Date
        ----------                         -----                       ----

   /s/ Darin M. Myman       President and Chief Executive Officer   May 30, 2007
-------------------------   (Principal Executive Officer) and
      Darin M. Myman        Director

/s/ Robert DeMeulemeester   Executive Vice President, Chief         May 30, 2007
-------------------------   Financial Officer and Treasurer
   Robert DeMeulemeester    (Principal Financial and Accounting
                            Officer) and Director

    /s/ Adam M. Kotkin      Chief Operating Officer and Director    May 30, 2007
-------------------------
      Adam M. Kotkin

    /s/ Marc W. Dutton                    Director                  May 30, 2007
-------------------------
      Marc W. Dutton

     /s/ Todd M. Ross                     Director                  May 30, 2007
-------------------------
       Todd M. Ross

    /s/ Lee Rosenberg                     Director                  May 30, 2007
-------------------------
      Lee Rosenberg